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                                                               EXHIBIT 99.3
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                NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION
                     CERTIFICATES ISSUED BY ALPHARMA INC.


Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Prospectus enclosed herewith.


Dear Sir or Madam:


     The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing ______ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern standard time, on the Expiration Date, November 25, 1997. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Subscription Privilege to subscribe for one share of Class A
Stock per Right with respect to each of _____ Rights represented by such Subscription Certificate. The undersigned understands that payment of the Subscription Price of $16.34 per share for each share of Class A Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern standard time, on the Expiration Date and represents that such payment, in the aggregate amount of $_______, either (check appropriate box):


[_] is delivered herewith    [_] was delivered separately,
in each case in a manner consistent with the Prospectus.


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
 Signature(s) ________________________       Address:  ________________________

 _______________________________________     ___________________________________

 Name(s) _____________________________       ___________________________________

 _______________________________________     Tel. No(s). (   )
          Please type or Print                           -------------------
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 Subscription Certificate No(s).  (if available)  _________________________


                             GUARANTEE OF DELIVERY

       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)


     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five New York
Stock Exchange, Inc. trading days after the date hereof.


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
_________________________________   Dated:  ____________________________, 1997

_________________________________   ________________________________________
                                                  (Name of Firm)

_________________________________   ________________________________________
           (Address)                          (Authorized Signature)

_________________________________
 (Area Code and Telephone Number)



     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution. Such form must be delivered by hand or sent by telegram, facsimile

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transmission or mail to the Subscription Agent, and must be received by the
Subscription Agent on or prior to the Expiration Date. The Subscription Agent is:

                               BankBoston, N.A.
                          c/o Boston Equiserve, L.P.
                               150 Royall Street
                              Mail Stop 45-01-40
                         Canton, Massachusetts  02021
                        Attn: Corporate Reorganization
                          Facsimile:  (617) 575-2233

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES
                       NOT CONSTITUTE A VALID DELIVERY.

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